UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
December 15, 2016

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)
(630) 515-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On December 15, 2016, DeVry Education Group Inc. (“DeVry Group”) announced that DeVry Group, DeVry University, Inc. (“DeVry University”), and DeVry/New York Inc. (collectively, the “DeVry Parties”) and the Federal Trade Commission (“FTC”) agreed to a Stipulation as to Entry of an Order for Permanent Injunction and Monetary Judgment (the “Agreement”) resolving litigation brought by the FTC regarding DeVry University’s use of employment statistics in former advertising.  The Agreement will become effective upon its entry as an Order in the United States District Court of the Central District of California.

Under the terms of the Agreement, the DeVry Parties agreed to pay $49.4 million to be distributed at the sole discretion of the FTC; to forgive $30.4 million of institutional loans issued before September 30, 2015; and to forgive outstanding DeVry University accounts receivable balances by $20.2 million for former students.  DeVry Group expects to record a related pre-tax settlement charge in the range of $52 million to $55 million in the second quarter of fiscal year 2017 arising from the monetary terms of the settlement.  In addition, the DeVry Parties agreed that DeVry Group institutions marketing to U.S. consumers will maintain specific substantiation to support any future advertising regarding graduate outcomes and educational benefits, and will implement training and other agreed-upon compliance measures.

DeVry Group chose to settle the FTC litigation after filing an answer denying all allegations of wrongdoing.  Student services and access to federal student loans are not impacted by the Agreement, and at no time has the academic quality of a DeVry University education been questioned.  DeVry Group is pleased this matter is reaching resolution, particularly as its institutions implement recently announced student commitments and as it continues to focus on investments that directly support its students’ success.

The foregoing description of certain terms contained in the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01       Regulation FD Disclosure

On December 15, 2016, DeVry Group issued a statement regarding the signing of the Agreement, a copy of which is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Certain statements contained in this Form 8-K and related press release, including those that affect the expectations or plans of DeVry University  or DeVry Group, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry University, DeVry Group or their management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry Group’s actual results to differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements are based on information as of December 15, 2016, and DeVry Group assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01       Financial Statements and Exhibits

10.1
Stipulation as to Entry of an Order for Permanent Injunction and Monetary Judgment,
dated December 15, 2016, by and between DeVry Education Group Inc.
DeVry University, Inc., DeVry/New York Inc. and the Federal Trade Commission.

99.1	Statement of DeVry Education Group dated December 15, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: December 15, 2016	By:	/s/ Kathleen Carroll
Kathleen Carroll
Vice President and Controller